SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. __)

Filed by the Registrant       [x]
Filed by a Party other
  than the Registrant         [ ]

Check the appropriate box:    [ ]   Preliminary Proxy Statement
                              [ ]   Confidential, for Use of the Commission only
                                    (as permitted by Rule 14a-6(e)(2))
                              [x]   Definitive Proxy Statement
                              [ ]   Definitive Additional Materials
                              [ ]   Soliciting Material Pursuant to
                                    ss. 240.14a-11(c) or ss. 240.14a-12

                       American Locker Group Incorporated
                     ---------------------------------------
                (Name of Registrant as Specified in its Charter)

                   ------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (check the appropriate box):

      [x]   No fee required
      [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
            and 0-11

             1) Title of each class of securities to which transaction applies:

                  --------------------------------------------------------------

             2)   Aggregate number of securities to which transaction applies:

                  --------------------------------------------------------------

             3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  --------------------------------------------------------------

             4)   Proposed maximum aggregate value of transaction:

                  --------------------------------------------------------------

             5)   Total fee paid:

                  --------------------------------------------------------------

      [ ]   Fee paid previously with preliminary materials

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

             1)   Amount Previously Paid:
                  --------------------------------------------------------------

             2)   Form, Schedule or Registration No.:
                  --------------------------------------------------------------

             3)   Filing Party:
                  --------------------------------------------------------------

             4)   Date Filed:
                  --------------------------------------------------------------

                              AMERICAN LOCKER GROUP
                                  INCORPORATED

                                608 ALLEN STREET
                         JAMESTOWN, NEW YORK 14702-1000


                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 19, 1998

                                   ----------



TO THE STOCKHOLDERS:

      The Annual Meeting of Stockholders will be held at the offices of Kirkpatrick & Lockhart LLP, 1500 Oliver Building, Pittsburgh, PA 15222 on Tuesday, May 19, 1998, at 10:00 a.m., Eastern Daylight Time, for the following purposes:

      1. To elect a Board of Directors consisting of seven persons to serve until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified; and

      2. To consider and act upon such other matters as may properly come before the meeting.

      The Board of Directors has fixed the close of business on March 23, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

      Whether or not you expect to attend the meeting in person, you are urged to sign, date and return the enclosed proxy promptly to the Company in the enclosed postage paid envelope.

                              By Order of the Board of Directors

                                          Charles E. Harris
                                               Secretary


Jamestown, New York
April 6, 1998

                              AMERICAN LOCKER GROUP
                                  INCORPORATED

                                608 ALLEN STREET
                         JAMESTOWN, NEW YORK 14702-1000

                                   ----------

                                 PROXY STATEMENT

                                   ----------


                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 19, 1998

      This Proxy Statement and the enclosed proxy, which are being mailed to stockholders commencing on or about April 6, 1998, are furnished in connection with the solicitation by the Board of Directors of American Locker Group Incorporated (referred to in this Proxy Statement as the "Company") of proxies for the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 19, 1998, at 10:00 a.m., Eastern Daylight Time, at the offices of Kirkpatrick & Lockhart LLP, 1500 Oliver Building, Pittsburgh, PA 15222.

      Only holders of Common Stock of record at the close of business on March 23, 1998, will be entitled to notice of and to vote at the Annual Meeting. On that date there were outstanding 604,695 shares of Common Stock. Each share of the Company's outstanding Common Stock is entitled to one vote on all matters to come before the Annual Meeting.

      If the enclosed Proxy is properly executed and returned, it may nevertheless be revoked at any time prior to its use by execution of a later dated proxy, by voting in person at the Annual Meeting or by written or verbal notice of such revocation to the Secretary of the Company at any time before such proxy is voted.

      A copy of the 1997 Annual Report of the Company is being mailed with this Proxy Statement.


PROXY SOLICITATION AND EXPENSES OF SOLICITATION

      Proxies are being solicited on behalf of the Board of Directors of the Company and the expenses of soliciting proxies will be borne by the Company. Solicitation will be made primarily by mail, but directors, officers and regular employees of the Company may solicit proxies personally, by mail, or by telephone or facsimile. The Company will not pay any compensation for the solicitation of proxies, but will reimburse banks, brokers and other custodians, nominees or fiduciaries for their reasonable expenses incurred in sending proxy material to beneficial owners and obtaining their proxies.

                                  INTRODUCTION


PURPOSE OF THE ANNUAL MEETING

      The purpose of the Annual Meeting is to elect seven directors to serve for a term of one year and until their successors are duly elected and qualified.


                              ELECTION OF DIRECTORS

      Seven persons, constituting the entire Board of Directors of the Company, are to be elected at the 1998 Annual Meeting of Stockholders to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. It is intended that the accompanying proxy will be voted for the election of the seven nominees on the following pages. Six of the nominees, Alan
H. Finegold, Thomas Lynch IV, Harold J. Ruttenberg, James E. Ruttenberg, Roy J. Glosser and Edward F. Ruttenberg, were elected by the stockholders of the Company at the 1997 Annual Meeting of Stockholders. The other nominee, Jeffrey
C. Swoveland, was nominated as a candidate for Director by the Board in March 1998. Thomas P. Johnson, 83, a director since 1973, has advised the Company that he wishes to retire from the Board effective as of the date of the Annual Meeting.

      All nominees have indicated that they are willing and able to serve as directors if elected. If any nominees should be unable or unwilling to serve, the proxies will be voted for the election of such person as shall be designated by the Board of Directors to replace such nominee.

      The Company is organized under the laws of the State of Delaware. The General Corporation Law of the State of Delaware requires that directors be elected by a plurality of the votes of the shares present in person or represented by proxy at a meeting and entitled to vote in the election of directors. Accordingly, abstentions from voting and broker non-votes will have no effect on the outcome of such proposal. The stockholders of the Company are not entitled to vote cumulatively in the election of directors.


                    INFORMATION AS TO NOMINEES FOR DIRECTORS

      The following sets forth certain information concerning the nominees for election as directors, including the number of shares of Common Stock of the Company beneficially owned directly or indirectly, by each on March 23, 1998. Also included are the names of other companies filing reports pursuant to the Securities Exchange Act of 1934, as amended, for which the nominees serve as directors or trustees. There are no family relationships between any nominees or principal officers of the Company except, between Harold J. Ruttenberg, a nominee for director, Chairman, Chief Executive Office and Treasurer, and his sons, Edward F. Ruttenberg, and James E. Ruttenberg, each a nominee for director.

ALAN H. FINEGOLD

      * Mr. Alan H. Finegold, 55, a director since 1994, and a member of the Executive Committee and the Audit Committee, has, since October 1, 1997, been affiliated with Alan H. Finegold, P.C., a law firm, and the Alan H. Finegold Company, which provides estate planning services. Prior to October 1, 1997, he served as a partner of Kirkpatrick & Lockhart LLP, a Pittsburgh law firm, for more than five years.


THOMAS LYNCH, IV

      * Mr. Thomas Lynch, 54, a director since 1994, and a member of the Executive Compensation Committee, has served as a First Vice President of Janney, Montgomery and Scott, a brokerage firm, for more than five years.


ROY J. GLOSSER

      * Mr. Roy J. Glosser, 37, a director since 1996, has been President and Chief Operating Officer of the Company since May 1996. Between May 1995 and May 1996, he served as Vice President - Operations of the Company and between December 1992 and May 1995, he served as Director of Operations of the Company.


EDWARD F. RUTTENBERG

      Mr. Edward F. Ruttenberg, 51, a director and Vice Chairman of the Board since 1996, has, for more than five years, been President and a director of Rollform of Jamestown, Inc., a rollforming company.


HAROLD J. RUTTENBERG

      Mr. Harold J. Ruttenberg, 83, a director since 1973, has been Chairman, Chief Executive Officer and Treasurer for more than five years, and is Chairman of the Executive Committee of the Board of Directors. Mr. Ruttenberg also serves as Chairman of the Board and Treasurer of Rollform of Jamestown, Inc.


JAMES E. RUTTENBERG

      Mr. James E. Ruttenberg, 56, a director since 1994 and a member of the Executive Compensation Committee of the Board of Directors, has since 1996 served as President of Claremont Billing Systems, Inc., a data processing/telephone billing firm. Prior to 1996, he served as Executive Vice President of this company for more than five years.

JEFFREY C. SWOVELAND

      Mr. Jeffrey C. Swoveland, 42, serves as Interim Chief Financial Officer, Vice President-Finance and Treasurer of Equitable Resources, Inc. He joined Equitable Resources, Inc. as Director of Alternative Finance in September 1994. He was elected Treasurer in 1994, became Vice President in 1995 and became Interim Chief Financial Officer in October 1997. Prior to September 1994, he served as Vice President-Global Corporate Banking for Mellon Bank N.A. He serves as a director of Petroleum Development Corporation.


STOCK OWNERSHIP OF NOMINEES AND EXECUTIVE OFFICERS

      As of March 23, 1998, the nominees for director and the persons named in the section of this Proxy Statement entitled "Compensation and Other Transactions with Management and Others" owned the following shares of Common Stock of the Company:

NAME AND ADDRESS OF           AMOUNT AND NATURE OF                     PERCENT
BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP               OF CLASS
--------------------------------------------------------------------------------

Alan H. Finegold                            1,000                      *
1150 Six PPG Place
Pittsburgh, PA  15222

Roy J. Glosser                             15,300(1)                  2.5%
608 Allen Street
Jamestown, NY 14702-1000

Thomas Lynch, IV                                0                      *
201 Lexington Avenue
Pittsburgh, PA  15215

Edward F. Ruttenberg                        6,833(2)                  1.1%
5864 Aylesboro Avenue
Pittsburgh, PA  15217

Harold J. Ruttenberg                      182,499(3)                  29.6%
300 South Craig Street
Second Floor
Pittsburgh, PA  15213

James E. Ruttenberg                         4,474                      *
254 South Main St.
New City, NY  10956

Jeffrey C. Swoveland                            0                      *
5870 Aylesboro Avenue
Pittsburgh, PA  15217

David L. Henderson                          7,500(4)                  1.2%
5770 Rothesay Drive
Dublin, Ohio  43017

(*)   Less than 1%

(1) Includes 15,000 shares which Mr. Glosser has the right to acquire under stock options. Also includes 200 shares owned by Mr. Glosser's wife with respect to which Mr. Glosser disclaims beneficial ownership.

(2) Includes 2,750 shares held by Edward F. Ruttenberg, 500 shares held jointly by Edward F. Ruttenberg and Sara Ruttenberg. Also included are 1,000 shares owned by their son, as to which shares Edward F. Ruttenberg disclaims beneficial ownership, and 2,583 shares held by Rollform of Jamestown, Inc. in which Mr. E. F. Ruttenberg owns a 97% interest.

(3) Includes 12,000 shares which Mr. H. J. Ruttenberg has the right to acquire under stock options. Also includes 54,000 shares held by Mr. H. J. Ruttenberg's wife with respect to which Mr. H. J. Ruttenberg disclaims beneficial ownership. In each of December 1997 and January 1998, Mr. H. J. Ruttenberg transferred by gift 8,500 shares of Common Stock of the Company to certain family members.

(4) Includes 3,250 shares which Mr. Henderson has the right to acquire under stock options.

      All directors and executive officers of the Company as a group (nine persons) and persons who may be deemed to be part of the group with a director owned beneficially 217,606 shares of Company Common Stock, or approximately 34.3% of the shares outstanding, on March 23, 1998. For purposes of the foregoing sentence, shares subject to stock options held by such persons (30,250 shares) are included in the number of shares held and the total number of shares outstanding.


                     INFORMATION WITH RESPECT TO COMMITTEES
                          AND COMPENSATION OF DIRECTORS

      During  1997,  the Board of  Directors  met four  times and the  Executive
Compensation Committee took one action by unanimous consent, and the Audit Committee met once. The functions of the Audit Committee consist primarily of reviewing the scope and results of the audit of the Company's financial statement and the findings and recommendations of the Company's independent accountants with respect to the system of internal controls and recommending to the Board of Directors the selection of the independent accountants for the Company for the next year. The functions of the Executive Compensation Committee consist of determining compensation to be paid to executive officers of the Company and administering all stock option plans of the Company, including making decisions relative to the grant of options. The function of the Executive Committee is to exercise the powers of the Board of Directors in the management of the affairs of the Company between the meetings of the Board of Directors. The Company does not have a nominating committee.

      Each director who is not a salaried employee of the Company is paid an annual fee of $2,500 and a fee of $200 for each meeting of the Board of Directors or of a Committee of the Board which he attends. Only one fee is payable if the Board and a Committee meet on the same day.

      All directors attended more than 75% of the aggregate total number of meetings held in 1997 by the Board of Directors and the Committees of the Board of Directors on which they serve.


                       COMPENSATION AND OTHER TRANSACTIONS
                           WITH MANAGEMENT AND OTHERS

      The following information is given for 1997, 1996, and 1995 with respect to the compensation which was paid or accrued for services in such years, or which was paid in such years for services in prior years but not included in the remuneration table in prior years' proxy statements, for each of the three highest paid executive officers of the Company whose aggregate compensation from the Company and its subsidiaries exceeded $100,000:



================================================================================
                             SUMMARY COMPENSATION TABLE
================================================================================
                                                                  ALL OTHER
 NAME AND PRINCIPAL POSITION        ANNUAL COMPENSATION          COMPENSATION
                             =================================
                               Year      Salary        Bonus
================================================================================
Harold J. Ruttenberg           1995      $150,000     $72,500         $0
Chairman, Chief Executive      1996      $150,000     $57,500         $0
Officer and Treasurer          1997      $150,000     $80,000         $0
================================================================================
Roy J. Glosser                 1995      $  75,796    $25,000         $0
President and Chief            1996      $  92,265    $42,500         $0
Operating Officer              1997      $125,000     $75,000         $0
================================================================================
David L. Henderson             1995      $  84,420    $20,000         $0
Vice President/General         1996      $  86,365    $18,000         $0
Manager American Locker
Security Systems, Inc.         1997      $  87,960    $27,000         $0
================================================================================


OTHER BENEFIT PLANS

      In December 1985, the Board of Directors adopted a plan of incentive awards to be made to executive officers of the Company in the discretion of the Executive Compensation Committee based upon individual performance. No such awards were made with respect to the year ended December 31, 1997.

STOCK OPTIONS

      In May 1988 the stockholders of the Company approved the American Locker Group Incorporated 1988 Stock Incentive Plan (the "Plan"). Grants under the Plan are to be granted to certain officers and directors of the Company by the Executive Compensation Committee of the Board of Directors (the "Committee") in its discretion.

      The Plan provides for the grant of rights to receive cash and/or Company Common Stock, including options intended to qualify as incentive stock options under Section 422A of the Internal Revenue Code of 1986, as amended, and options not intended so to qualify. A maximum of 100,000 shares of Company Common Stock could be paid to participants under the Plan, and/or purchases pursuant to stock options granted under the Plan, subject to antidilution and other adjustments in certain events specified in the Plan.

      The Plan provides that the exercise price of stock options must be no less than the fair market value on the date of grant of the shares of Company Common Stock subject thereto and no stock option granted under the Plan may be exercisable more than ten years after its grant. In the case of a holder of 10% or more of the Company Common Stock, options intended to be incentive stock options must have an exercise price of at least 110% of the fair market value of the underlying shares of Company Common Stock on the date of grant and such options must expire within five years of the date of grant. Upon exercise of a stock option, the option price is required to be paid in cash, or at the discretion of the Committee, in shares of Company Common Stock, valued at the fair market value thereof on the date of payment, or in a combination of cash and shares of Company Common Stock.

      The Plan authorizes the Committee, in the event of any tender offer or exchange offer (other than an offer by the Company) for shares of Company Common Stock, to take such action as it may deem appropriate to enable the recipients of outstanding awards to avail themselves of the benefits of such offer, including acceleration of payment or exercise dates and purchase outstanding stock options.

      The Board of Directors is empowered to amend or terminate the Plan at any time, provided, however, that no such action would be permitted to adversely affect any rights or obligations with respect to any awards theretofore made under the Plan, and provided further, that no such amendment, without approval of the holders of a majority of the shares of Company Common Stock voted thereon in person or by proxy, shall increase the number of shares of Company Common Stock subject to the Plan, extend the period during which awards may be granted, increase the maximum term for which stock options may be issued under the Plan, decrease the minimum price at which stock options may be issued under the Plan, or materially modify the requirements for eligibility to participate in the Plan.

      The following table sets forth information with respect to persons named in the Executive Compensation Table concerning the grant of stock options in the last fiscal year.

                 NUMBER OF        % OF TOTAL
                 SECURITIES       OPTIONS/SARs
                 UNDERLYING       GRANTED TO
                 OPTIONS/SARs     EMPLOYEES IN     EXERCISE OR     EXPIRATION
NAME             GRANTED          FISCAL YEAR      BASE PRICE      DATE
----             -------          -----------      ----------      ----
Roy J. Glosser   15,000           100%             $11.25 per      5-20-07
                                                   share



      The following table sets forth information with respect to the persons named in the Executive Compensation Table concerning the exercise of options during the last fiscal year and unexercised options held as of December 31, 1997. No shares were acquired on exercise of options by such persons during the year ended December 31, 1997.


             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

===============================================================================================
                 Shares                                                       Value of
                 Acquired                     Number of                     Unexercised
                 on        Value             Unexercised                    in-the-Money
                 Exercise  Realized         Options/SARs at                Options/SARs at
     Name          (#)       ($)              FY-End(#)                     FY-End($)(1)
================================================================================================
                                       Exercisable   Unexrcisable     Exercisable   Unexercisable
================================================================================================
Harold J.
Ruttenberg         -0-       -0-        12,000       -0-              $271,500      -0-
================================================================================================
Roy J. Glosser     -0-       -0-        15,000       -0-              $213,750      -0-
================================================================================================
David L.
Henderson          -0-       -0-        7,500(2)     -0-              $159,375      -0-
================================================================================================

(1) Calculated on the basis of the closing price of the underlying securities for the most recently reported trade prior to December 31, 1997 ($25.50 per share) minus the exercise price.

(2) On January 21, 1998, Mr. Henderson exercised options with respect to 3,250 shares.


ESTIMATED RETIREMENT BENEFITS

      The Company's pension plan for salaried employees provides for an annual pension upon normal retirement computed under a career average formula, presently equal to 2% of an employee's eligible lifetime earnings, which includes salaries, commissions and bonuses. The following table sets forth the approximate annual benefits payable on normal retirement pursuant to the provisions of the pension plan for salaried employees to persons in specified lifetime average annual earnings categories and years-of-service classifications.

                             Annual pension benefits for years of
Lifetime average                      credited service shown(1)
annual earnings           10 years              20 years             30 years
---------------           --------              --------             --------

      50,000               10,000                20,000               30,000
      75,000               15,000                30,000               45,000
     100,000               20,000                40,000               60,000
     125,000               25,000                50,000               75,000
     150,000               30,000                60,000               90,000

-------------

(1) Pension benefit amounts listed in the table are not subject to deduction for Social Security benefits.

      As of April 1, 1992, Harold J. Ruttenberg elected to receive a lump sum distribution from a prior terminated salaried pension plan and is a participant in the new salaried pension plan described above. Roy J. Glosser is credited with six years service under such plan, Mr. Henderson is credited with eight years service and Harold J. Ruttenberg is required to withdraw a lump sum distribution yearly.


SUPPLEMENTAL RETIREMENT PLAN

      In December 1997, the Board of Directors of the Company adopted the American Locker Group Incorporated Supplemental Executive Retirement Plan (the "Supplemental Plan"), effective January 1, 1998. The Supplemental Plan provides for supplemental retirement benefits to certain executive level employees of the Company as established by the Executive Compensation Committee of the Board of Directors from time to time. No director of the Company may be the beneficiary of the Supplemental Plan unless such director also serves as an employee of the Company.

      The Supplemental Plan provides for payment by the Company to the participant of a specified monthly benefit and the provision by the Company of supplemental medical benefits for the benefit of the participant and his dependents (the "Health Benefit"). The obligations of the Company under the Supplemental Plan are triggered by the actual retirement of the participant (defined as the date on which the participant ceases, for reasons other than death, all active employment with the Company) or upon a change of control. For purposes of the Supplemental Plan, "Change of Control" is defined as a change in ownership or control of the Company such that (i) any person, as defined in
Section 13(d) or 14(d) of the Securities and Exchange Act of 1934 becomes beneficial owner of more than 50% of the Company; (ii) during any two year period (including periods prior to the adoption of the Supplemental Plan) there shall cease to be a majority of the Board of the Company comprised of individuals who at the beginning of such period were on the Board and any new members whose election was approved by a vote of the majority of the directors who were then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved; or (iii) the stockholders of the Company approve a merger or consolidation of the Company (other than merger or consolidation, which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent at least 80% of the combined voting power of the surviving entity after the merger or consolidation), the approval by the stockholders of the Company of a complete liquidation of the Company, or the Company enters into a plan to sell all or substantially all of the Company's assets, in a single transaction or series of related transactions.

      The Supplemental Plan also provides that upon the death of a participant, the Company shall continue to pay to the participant's spouse for the remainder of such spouse's life an amount equal to one-half of the benefit paid to the participant and to continue to provide the Health Benefit for the benefit of such spouse.

      In December 1996, the Board designated Harold J. Ruttenberg as a participant in the Supplemental Plan and designated his monthly benefit, payable upon actual retirement or change of control as defined above, as $12,500 per month.


EMPLOYMENT AND OTHER CONTRACTS

      In May 1996, the Company entered into an employment agreement with Roy J. Glosser, effective May 21, 1996, pursuant to which Mr. Glosser became President and Chief Operating Officer of the Company (the "Glosser Agreement"). The Glosser Agreement provides, among other things (i) that the term of employment will expire on June 30, 1999, (ii) that the base compensation will be $8,334 per month, plus any increase in base salary and any incentive compensation as determined by the Board of Directors of the Company, and (iii) that in the event of the sale of the Company, Mr. Glosser will be entitled to an incentive bonus equal to one year's base salary in effect at the date of the sale.

      The Glosser Agreement defines "sale of the Company" as any merger or sale of substantially all assets of the Company or the sale or exchange to or with one entity or group acting in concert of more than a majority of the outstanding shares of the Company entitled to vote upon the election of directors.

      The Glosser Agreement also provides that in the event of permanent disability, the Company shall pay the employee 100% of his base salary at the rate then in effect for a period of eight months from the date of disability and at the rate of 60% thereafter for the balance of the term of the agreement. The Glosser Agreement also provides that such payments shall be reduced by any payments to which Mr. Glosser is entitled under any disability plan then maintained by the Company and by any payments to which Mr. Glosser is entitled under the Federal Social Security disability program.

      In May 1996, the Company entered into an Agreement between the Company and Edward F. Ruttenberg, pursuant to which Edward F. Ruttenberg was retained to provide services to the Company as directed by the Chairman. This Agreement, as amended, provides, among other things (i) that the term of the contract will expire on June 30, 1998; and (ii) that payments under the contract will be $4,170 per month.


OTHER TRANSACTIONS

      Mr. Thomas P. Johnson, a director of the Company, is a partner in and counsel to the law firm of Kirkpatrick & Lockhart LLP which has provided legal services to the Company and its subsidiaries since May 1973 and will continue to provide such services in the future. Mr. Alan H. Finegold was until October 1997 a partner in Kirkpatrick & Lockhart LLP. Charles E. Harris, Secretary of the Company, is also a partner in Kirkpatrick & Lockhart LLP.

      Mr. Thomas Lynch, IV, a director of the Company, is First Vice President of Janney, Montgomery and Scott, a brokerage firm which makes a market in the Common Stock of the Company.

      One of the Company's subsidiaries entered into a Manufacturing Agreement with Signore, Inc., to furnish fabricating, assembly and shipping services. The Agreement became effective on January 1, 1989, for a term which has been extended through April 30, 2000. The Agreement provides that the cost to the Company for these services be equal to Signore's cost divided by 80%. Pursuant to the Manufacturing Agreement, the Company purchased $3,632,254 and $3,489,499 of material from Signore, Inc. during 1997 and 1996, respectively, at prices that the Company believes are at arm's length. Alexander Ditonto serves as Chairman of Signore, Inc. and is the father-in-law of Roy J. Glosser.

      One of the Company's subsidiaries purchases fabricated parts from Rollform of Jamestown, Inc., a rollforming company owned by Edward F. Ruttenberg, his wife and family, and other relatives of Mr. Edward F. Ruttenberg. Pursuant to this arrangement, the Company purchased $114,004, $90,084 and $98,571 of materials from Rollform of Jamestown, Inc. in 1997, 1996 and 1995, respectively, at prices that the Company believes are at arms length.


                        SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      To the knowledge of the management of the Company, only the following persons or groups owned of record or beneficially 5% or more of the outstanding Common Stock of the Company as of March 23, 1998:

Name and Address of                    Amount and Nature of           Percent
 Beneficial Owner                       Beneficial Owner              of Class
-------------------                    ------------------            ---------

Harold J. Ruttenberg                    182,499(1)                     29.6%
300 South Craig Street
Pittsburgh, PA  15213

Barclays Global Investors, N.A           33,458                         5.5%
45 Fremont Street
San Francisco, CA  94105

Avocet Capital Management, L.P.          56,500                         9.3%
111 Congress Avenue,
Suite 1600
Austin, TX  78701

----------

(1) Includes 12,000 shares which Mr. H. J. Ruttenberg has the right to acquire under stock options. Also includes 54,000 shares held by Mr. H. J. Ruttenberg's wife with respect to which Mr. H. J. Ruttenberg disclaims beneficial ownership.


                              INDEPENDENT AUDITORS

      The Board of Directors of the Company has appointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 1998 and to report on such audit to the stockholders of the Company. The firm of Ernst & Young LLP has audited the Company's books annually since 1964. The Company has been advised that the representatives of Ernst & Young LLP will be present at the Annual Meeting of Stockholders and they will have an opportunity to make a statement, if they desire to do so and they will be available to respond to appropriate questions.


                                  OTHER MATTERS

      The management of the Company knows of no other matters which are to be brought before the Annual Meeting other than those matters set forth in this Proxy Statement. However, if any other matters come before the meeting, the holders of the proxies will vote on such matters in accordance with their best judgment.


                              STOCKHOLDER PROPOSALS

      Any stockholder who intends to submit a proposal for action at the 1999 Annual Meeting of Stockholders must provide notice to the Company which must be received by the Secretary of the Company before December 8, 1998 in order for the proposal to be included in management's proxy statement and form of proxy relating to the 1999 Annual Meeting of Stockholders.

                                    By Order of the Board of Directors

                                          Charles E. Harris
                                               Secretary

April 6, 1998